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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the captions "Experts" and to the use of our reports dated July 31, 2006 with respect to the balance sheet of Douglas Emmett, Inc. and Subsidiaries as of June 30, 2006; our report dated April 28, 2006 with respect to the consolidated financial statements and schedule of Douglas Emmett Realty Advisors, Inc. and Subsidiaries; our report dated March 31, 2006 with respect to the financial statements of Douglas, Emmett and Company; and our report dated March 31, 2006 with respect to the statements of revenues and certain expenses of the Douglas Emmett Single Asset Entities, all included in the Registration Statement (Form S-11 No. 333-135082) and related Prospectus of Douglas Emmett, Inc. for the registration of its common stock.

                              /s/ Ernst & Young LLP

Los Angeles, California
August 2, 2006

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm